Exhbit 10.6


                                 25 OCTOBER 1995



                                EASTERN GROUP plc
                        EASTERN MIDLANDS ELECTRICITY plc
                             LONDON ELECTRICITY plc
                                   MANWEB plc
                            MIDLANDS ELECTRICITY plc
                              NORTHERN ELECTRIC plc
                                   NORWEB plc
                                  SEEBOARD plc
                              SOUTHERN ELECTRIC plc
                           SOUTH WALES ELECTRICITY plc
                          SOUTH WESTERN ELECTRICITY plc
                         YORKSHIRE ELECTRICITY GROUP plc
                          THE NATIONAL GRID HOLDING plc
                          THE NATIONAL GRID COMPANY plc



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                                MASTER AGREEMENT

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         Herbert Smith
         Exchange House
         Primrose Street
         London
         EC2A 2HS

         Ref:223/C267/30438764





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                                    CONTENTS
         CLAUSE                                                        PAGE
 1.      Definitions and Interpretation                                  4
 2.      Conditions                                                      6
 3.      NGH EGM                                                         6
 4.      NGC Written Resolutions                                         7
 5.      The Memorandum of Understanding                                 7
 6.      PSB Demerger                                                    7
 7.      The Special Dividends                                           7
 8.      The Rights Issue                                                8
 9.      Application for Listing                                         9
10.      The REC Review Committee                                       10
11.      Publication of REC Circulars                                   10
12.      The Specie Dividends                                           11
13.      Flotation not effective                                        11
14.      Customer Discount                                              12
15.      Other Undertakings by the RECs                                 12
16.      Cost Sharing                                                   13
17.      Waiver                                                         13
18.      Announcements                                                  13
19.      NGC Option Schemes                                             14
20.      Variations                                                     14
21.      Good Faith                                                     15
22.      Force Majeure                                                  15
23.      Notices                                                        16
24.      RTPA                                                           18
25.      Governing Law and Jurisdiction                                 18

                                    SCHEDULES

I.       The Memorandum of Understanding
II.      The Timetable
III.     The NGG Memorandum and Articles
IV.      The NGH EGM Circular and The NGH EGM Notice
V.       The NGC Written Resolutions
VI.      The Listing Particulars
VII.     The Summary Particulars
VIII.    The Eights Issue Circular
IX.      The NGH announcement and the pro forma REC announcement
X.       The Customer Discount
XI.      Pro-forma notice of extraordinary general meeting for REC circulars
XII.     Procedure and formula for option adjustments
XIII.    Distributing RECs
XIV.     NGC contribution to advisers' fees
XV.      Pumped storage asset acquisition agreement


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THIS MASTER AGREEMENT is made on 25 October 1995

BETWEEN

A.       Each of:

         EASTERN GROUP plc whose registered office is Wherstead Park, PO Box 40, Wherstead, Ipswich, Suffolk IP9 2AQ

         EAST MIDLANDS ELECTRICITY plc whose registered office is 398 Coppice Road, Arnold, Nottingham NG5 7HX

         LONDON ELECTRICITY plc whose registered office is Templar House, 81-87 High Holborn, London WC1V 6NU

         MANWEB plc whose registered office is Sealand Road, Chester CH1 4LR

         MIDLANDS ELECTRICITY plc whose registered office is Mucklow Hill, Halesowen, West Midlands, B62 8BP

         NORTHERN ELECTRIC plc whose registered office is Carliol House, Market Street, Newcastle Upon Tyne NE1 6NE

         NORWEB plc whose registered office is Talbot Road, Manchester, M16 OHQ

         SEEBOARD plc whose registered office is Forest Gate, Brighton Road, Crawley, West Sussex, RH11 9BH

         SOUTHERN ELECTRIC plc whose registered office is Southern Electric House, Westacott Way, Littlewick Green, Maidenhead, Berkshire SL6 3QB

         SOUTH WALES ELECTRICITY plc whose registered office is Newport Road, St. Mellons, Cardiff CF3 9XW

         SOUTH WESTERN ELECTRICITY plc whose registered office is 800 Park Avenue, Aztec West, Almondsbury, Bristol BS12 4SE

         YORKSHIRE ELECTRICITY GROUP plc whose registered office is Wetherby Road, Scarcroft, Leeds LS14 3HS

(collectively the "RECS" and each a "REC")

AND


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B.       THE NATIONAL GRID HOLDING plc whose registered office is 185 Park
         Street, London SE1 9DU ("NGH")

AND

C. THE NATIONAL GRIB COMPANY plc whose registered office is Kirby Corner Road, Coventry CV4 8JY ("NGC")

WHEREAS

A. The parties have agreed the terms on which a listing of NGH on the London Stock Exchange will be sought.

B. Prior to such listing, certain changes to the capital structure of NGH will be effected.

C. Prior to such listing the PSB Demerger (as defined below) will be effected.

THE PARTIES HEREBY AGREE as follows:

1.       Definitions and Interpretation

1.1 In this Agreement, unless the context otherwise requires, the following words and expressions bear the meanings respectively set out below:

the "Act"                     the Companies Act 1985 (as amended piror to the
                              date hereof).

the "Announcement"            means the public announcement to be made by
                              NGH and NGC in the form set out in Scheduke IX.

the "Customer Discount"       means the reduction in future electricity charges
                              by the RECs to Eligible Customers (as defined in Schedule X) on the basis set out in Schedule X.

"Distributing RECs"           means the RECs listed in Schedule XIII.

the "Flotation"               means the admission of the ordinary shares of NGH
                              (issued and to be issued) to the official list of the London Stock Exchange and, where the context so allows, shall mean such admission becoming effective in accordance with the Listing Rules of the London Stock Exchange.


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"Kleinwort Benson"            means Kleinwort Benson Limited, sponsor to the
                              Flotation.

the "Listing Particulars"     means the document of record to be issued in
                              connection with the Flotation pursuant to the Listing Rules of the London Stock Exchange, proof
                              15:17.10.95 of which is set out in Schedule VI.

"The London Stock Exchange"   means the International Stock Exchange of the
                              United Kingdon and the Republic of Ireland Limited

the "Long Stop Date"          means 31 January 1996.

"Memorandum                   of Understanding" means the document
                              to be entered into following the NGH
                              EGM, in the form set out in Schedule
                              I (or such other form as shall be
                              agreed between the parties).

"NGC Board"                   means the board of directors of NGC from time to
                              time.

"NGC                          Interim Dividend" means an
                              interim dividend of
                              (pound)70 million to be
                              paid by NGC to NGH on 4
                              December 1995.

NGC                           Special Dividend" means an
                              interim dividend of
                              (pound)1,111 million to be
                              paid by NGC to NGH on 4
                              December 1995.

"NGC Written Resolutions      means the resolutions in writing of NGC, in the
                              form set out in Schedule V.

the "NGG Memorandum           means the Memorandum of Association
and NGG Articles"             and Articles of Association of NGH respectively,
                              which will be adopted upon Flotation, in the form set out in Schedule III.

"NGH Board" means the board of directors of NGH from time to time or, where the context so permits, a duly authorised committee thereof.

"NGH EGM"                     means the extraordinary general meeting of NGH to
                              be convened by the NGH EGM Notice.

"NGH EGM Circular"            means the document to be circulated to NGH
                              shareholders in the form set out in Schedule IV.

                                           5

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"NGH EGM Notice"              means the notice to
                              convene the NGH EGM which is to form
                              part of the NGH EGM Circular.

"NGH Interim Dividend"        means an
                              interim dividend of
                              (pound)70 million to be
                              paid by NGH to its ordinary
                              shareholders on the
                              register on 21 November
                              1995.

"NGH Rights Dividend"         means an
                              interim dividend of
                              (pound)66 million (assuming
                              that the rights offer of
                              the NGH Rights Shares is
                              fully taken-up) to be paid
                              by NGH to the persons who
                              are issued the NGH Rights
                              Shares.

"NGH Rights Shares"           means new
                              ordinary shares of 10p each
                              in NGH carrying the
                              exclusive right to receive
                              the NGH Rights Dividend to
                              be offered by way of rights
                              on the basis set out in the
                              Rights Issue Circular.

"NGH Second Dividend"         means a
                              second interim dividend of
                              (pound)172.5 million to be
                              paid by NGH to the persons
                              who are issued the Special
                              Bonus Shares immediately
                              following payment of the
                              NGH Special Dividend.

"NGH Special Dividend"        means an
                              interim dividend of
                              (pound)872.5 million to be
                              paid by NGH to the persons
                              who are issued the Special
                              Bonus Shares.

"PSB Demerger"                has the meaning ascribed to it in the proof of the
                              NGH EGM Circular set out in Schedule IV.

"REC Circular"                means the
                              circular which will be
                              posted by each of the
                              Distributing RECs to its
                              own shareholders on 22
                              November 1995 contianing a
                              notice of extraordinary
                              general meeting

the "REC Oversight Committee" means the committee to be established pursuant to
                              Clause 3 of the Memorandum of Understanding.

the "REC Review Committee"    means the committee described in Clause 10.

the "Rights Issue Circular"   means the
                              document (including an application
                              form) which, together with the
                              Listing Particulars, will be posted
                              to NGH shareholders on 22 November
                              1995, proof 2 of which is set out in
                              Schedule VIII.


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the "Special Bonus Issue"     has the meaning ascribed to it in the proof of the
                              NGH EGM Circular set out in Schedule IV.

the "Special Bonus Shares"    have the
                              meaning ascribed to them in the
                              proof of the NGH EGM Circular set
                              out in Schedule IV.

the "Special Shareholder"     means
                              the holder of the special
                              rights redeemable
                              preference share of
                              (pound)1 in each of NGH and
                              NGC.

the "Summary Particulars"     means the document to be published by NGH, proof
                              10 of which is set out in Schedule VII.

the "Timetable"               means the timetable set out in Schedule II.

1.2      Unless the context otherwise requires:

         (A)      any reference in this Agreement to a Clause, Sub-clause or
                  Schedule is to a clause, sub-clause or schedule, as the case may be, of or to this agreement;

         (B)      this Agreement includes the Schedules; and

         (C) the singular shall be deemed to include the plural and vice versa.

1.3 The headings in this Agreement are for ease of reference only and shall not afect the construction of this Agreement.


2.       Conditions

         This Agreement is conditional upon, and shall not be effective until

         (a) the Special Shareholder gives (or, subject to each of the parties to this Agreement being satisfied with the form thereof, indicates that he will give) his unconditional prior written consent to the passing of the NGC Written Resolutions and the resolutions set out in the NGH EGM Notice;

         (b) the Special Shareholder issues, (or subject to each of the parties to this Agreement being satisfied with the form thereof, indicates that he will issue) a notice to NGC requiring NGC to redeem the special rights redeemable preference share of (pound)1 in NGC conditionally upon Flotation.





                                        7

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3.       NGH EGM

3.1 NGH shall convene the NGH EGM for 11 a.m. on 17 November 1995 by means of despatching the NGH EGM Circular.


3.2 Each REC undertakes to each of the other RECs and to NGC and NGH to vote in favour of each of the resolutions to be set out in the NGH EGM Notice. The NGG Memorandum and NGG Articles referred to in resolution 9 thereof shall be in the form set out in Schedule III.

3.3 Each REC and NGH agrees that it will not seek to amend any of the resolutions to be set out in the NGH EGM Notice without the prior written consent of NGC and of the Special Shareholder.


4.       NGC Written Resolutions

         Each of NGH and Midlands Electricity plc undertake to the other RECs and to NGC to sign the NGC Written Resolutions prior to the NGH EGM.


5.       The Memorandum of Understanding

5.1 NGH will, conditionally upon the resolutions set out in the NGH EGM Notice and the NGC Written Resolutions having been passed (without amendment), execute the Memorandum of Understanding as soon as practicable following the NGH EGM and prior to the publication of the Listing Particulars.

5.2 Each of the RECs will execute the Memorandum of Understanding as soon as practicable following the NGH EGM and prior to the publication of the Listing Particulars.

5.3 On or prior to the execution of the Memorandum of Understanding, NGC will procure that each member of the NGC Board who is to join the NGH Board will confirm in writing that, if the Flotation does not become effective before the Long Stop Date, he will resign without compensation from the NGH Board on request by the REC Oversight Committee.


6.       PSB Demerger

6.1 Each of the parties undertakes to each of the other parties, conditionally upon the resolutions set out in the NGH EGM Notice and the NGC Written Resolutions having been passed (without amendment) and subject to Sub-clauses 6.4 and 22.3, to take all

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         steps within its power to ensure that the PSB Demerger is effected prior to Flotation in accordance with the procedure set out in Appendix I of the NGH EGM Circular.

6.2 The RECs' share of the NGH divident forming part of the PSB Demerger shall be paid inside the existing consortium elections made by NGH and each of the RECs.

6.3 Without limitation to the generality of its obligations under Sub-clause 6.1 and conditionally as set out in that Sub-clause, NGC undertakes to NGH and to the RECs to enter into an agreement for the sale of its pumped storage business to First Hydro Limited in the form set out in Schedule XV, subject only to such ademdments as are made pursuant to Sub-clause 6.4 and to such other final amendments as may be agreed between NGC and each of the RECs.

6.4 It is acknowledged and agreed by all the parties that the PSB Demerger is to be effected so as to ensure that NGC shall continue to be able to fulfil its duties under the North Wales Hydro-Electric Power Acts of 1955 and 1973 and that First Hydro will contract to perform these on NGC's behalf and that NGC and NGH will agree the necessary documentation and/or amendments to the agreement referred to in Subclause 6.3 by 7 November 1995 to give effect to the above acknowledgement and agreement.


7.       The Special Dividends

7.1 NGC undertakes to each of the RECs and to NGH, conditionally upon the resolutions set out in the NGH EGM Notice and the NGC Written Resolutions having been passed (without amendment) and subject to Sub-clause 22.3:

         (a) to file interim accounts complying with section 272 of the Act which interim accounts shall show profits available for distribution of not less than (pound)1759 million (including special reserves) or, if such accounts provide for payment of one or more of the dividend forming part of the PSB Demerger, the NGC Interim Dividend and the NGC Special Dividend, shall show profits available for distribution of not less than (pound)1759 million (including special reserves) less the amounts provided in respect of such dividends; and

         (b)      to pay the NGC Interim Dividend and the NGC Special Dividend.

7.2 NGH undertakes to each of the RECs, conditionally upon the passing (without amendment) at the NGH EGM of all of the resolutions set out in the NGH EGM Notice and subject to Sub-clause 22.3:

         (a)      to effect the Special Bonus Issue;


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         (b)      to file interim accounts complying with section 272 of the Act which interim accounts shall provide for one or more of the dividend forming part of the PSB Demerger, the NGH Interim Dividend, the NGH Special Dividend, the NGH Second Dividend and the NGH Rights Dividend or, to the extent not so provided, show that NGH has profits available for distribution at lease equal to the amount of the dividends to be paid prior to payment thereof;

         (c) to give notice to the Inland Revenue (pursuant to section 247(3) of the Income and Corporation Taxes Act 1988), following payment of the relevant dividends, that all but the RECs' share of the dividend forming part of the PSB Demerger, the NGH Rights Dividend and of the NGH Second Dividend will be paid outside the existing consortium elections made by NGH and each of the RECs;

         (d)      to pay the NGH Interim Dividend on 4 December 1995;

         (e)      to pay the NGH Special Dividend on 4 December 1995;

         (f) to pay the NGH Second Dividend immediately following payment of the NGH Special Dividend on 4 December 1995; and

         (g)      to pay the NGH Rights Dividend on 7 December 1995.

7.3 On request by a REC, NGH will pay that REC's share of the NGH Interim Dividend, the NGH Special Dividend, the NGH Second Dividend and the NGH Rights Dividend by CHAPS automated transfer to such REC bank account as may be notified by the REC in such request.


8.       The Rights Issue

8.1 NGH undertakes to each of the RECs conditionally upon all of the resolutions set out in the NGH EGM Notice having been passed (without amendment) at the NGH EGM and subject to Sub-clause 22.3:

         (a) to effect a rights issue on the basis of one new ordinary share of NGH for every 19 existing ordinary shares held on 21 November 1995 at(pound)2.04 per new share and that of such new ordinary shares to be offered to any shareholder, 44.6 per cent. will be NGH Rights Shares and 55.4 per cent. will be new ordinary shares which do not carry an entitlement to the NGH Rights Dividend ("Ordinary Shares")(save that the allocation of Ordinary Shares and NGH Rights Shares amongst the RECs shall be as set out in the NGH EGM Notice), in the manner set out in the Rights Issue Circular;


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         (b)      to post the Rights Issue Circular and the Listing Particulars to each of the shareholders of NGH on 22 November 1995;

         (c) to procure that each REC which complies with its obligations under clause 8.3 shall have the interest for which it shall have subscribed pursuant to the Rights Issue entered on the register of members of NGH on or before 7 December 1995.

8.2      Any changes to the proof of the Rights Issue Circular set out in
         Schedule VIII which are material to the RECs (or any thereof) shall require the prior approval of each of the RECs. Any other changes shall require the prior approval (not to be unreasonably witheld or delayed) of each of the RECs or of Herbert Smith acting on behalf of all the RECs. Subject thereto, the final version of the Rights Issue Circular shall be in the form approved by the NGH Board.

8.3 Each REC undertakes to NGH and to NGC, conditionally upon receipt by it of its entitlement under the NGH Interim Dividend, the NGH Special Dividend and the NGH Second Dividend, tht it will take up its full entitlement to the rights for which it may subscribe under the terms of the Rights Issue Circular and will make payment, in cleared funds, to NGH in accordance with the procedure set out in the application form attached to the Rights Issue Circular on or before 5 December 1995.

8.4 NGH undertakes to NGC to subscribe for new ordinary shares in NGC for a subscription price equal to the proceeds of the rights issue contemplated in this Clause 8 as soon as practicable following receipt by NGH of the proceeds of the rights issue.

8.5 Each REC shall accept for its own tax purposes that Section 29 of the Taxation of Chargeable Gains Act 1992 shall apply on a basis consistent with that assumed for the calculation of the NGH Rights Dividend payable to each REC.


9.       Application for Listing

9.1 NGH undertakes to each of the RECs, conditionally upon all of the resolutions set out in the NGH EGM Notice having been passed (without amendment) at the NGH EGM and subject to Sub-clause 22.3:

         (a) to use all reasonable endeavours to effect the Flotation in accordance with the Timetable;

         (b) to use all reasonable endeavours to publish the Listing Particulars and the Summary Particulars on 22 November 1995;

         (c) that the Listing Particulars will contain a declaration that the directors of NGH accept responsibility for the information contained in the Listing Particulars and

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                  that to the best of their knowledge and belief (having taken all reasonable care to ensure that such is the case) the information contained in the Listing Particulars is in accordance with the facts and does not omit anything likely to effect the import of such information.

         (d) that the Summary Particulars will contain a statement that the directors of NGH are satisfied that the Summary Particulars contain a fair summary of the key information set out in the Listing Particulars; and

         (e) not, without the prior approval of each of the RECs (which, in the case of the description referred to in (ii) below, shall not be unreasonably withheld or delayed) to make any material alteration or addition to (i) those sections of the Listing Particulars or Summary Particulars which repeat or restate information relating to the RECs or to the dividend policy or dividend forecasts of NGH which is contained in the Announcement or (ii) the description of the prospects of NGH and its subsidiaries set out in the proof of the Listing Particulars forming Schedule VI.

9.2      NGH additionally undertakes to each of the RECs that it will:

         (a) notify the REC Review Committee of any other proposed alteration to the Listing Particulars or the Summary Particulars which may materially affect the content or import of any part of either document (other than any such alteration which has been approved under Sub-clause 9.1(d));

         (b) consider any comments made by the REC Review Committee or any REC relating to any such proposed alteration; and

         (c) in the event that NGH is required to publish supplementary listing particulars, so far as practicable consult with the REC Review Committee regrding their contents and consider any comments made by it.

9.3 NGC undertakes to provide all reasonable co-operation and assistance to NGH in relation to its obligations under Sub-clauses 9.1 and 9.2.


10.      The REC Review Committee.

10.1 The REC Review Committee shall consist of not less than three members, each appointed by the unanimous agreement of the RECs. The first members of the REC Review Committee shall be B. Townsend (Midlands), E. Anstee (Eastern), A. Coleman (Yorkshire) and J. Tebbs (East Midlands).



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10.2     A member of the REC Review Committee may be removed from the REC Review
         Committee only upon his resignation, by notice from the REC by which he is (or was) employed in the event of such employment terminating or notice of termination having been given or by the unanimous agreement of the RECs. In such event a new member of the REC Review Committee shall be appointed by the unanimous agreement of the RECs. Any changes to the members of the REC Review Committee shall be notified to NGH and NGC as soon as practicable following such change.

10.3 Comments to be submitted by the REC Review Committee pursuant to Sub-clause 9.2(b) on any proposed alteration to the Listing Particulars or Summary Particulars or pursuant to Sub-clause 9.2(c) on any supplementary listing particulars shall be signed by or on behalf of a majority of the members of the REC Review Committee and shall be returned to NGH within 2 business days of notificatio to Kleinwort Benson of the relevant proposals or, if earlier, prior to the deadline for printing the relvant document. If no comments have been given within the applicable time limit, NGH can proceed as though the relevant document was approved by the REC Review Committee without comment.


11.      Publication of REC Circulars

11.1 Each Distributing REC undertakes to each of the other RECs and to NGH and NGC conditionally upon:

                    (i) the passing of all the resolutions set out in the NGH EGM Notice at the NGH EGM;

                    (ii) the  publication by NGH of the Listing  Particulars and the Summary  Particulars as  contemplated  in Clause 9;
                         and

                    (iii)not having been subject to a public  takeover which has become or been declared wholly unconditional prior to the date on which it would otherwise have posted its REC Circular in accordance with this Agreement;

          (a) to post its REC Circular to its shareholders on 22 November 1995; and

          (b) to convene an extraordinary general meeting for 10 a.m. on 8 December 1995.

11.2 Each Distributing REC undertakes to NGH and NGC that the resolution shall be in substantially the form set out in Schedule XI provided that the proportion of 25 per cent. in paragraph (i) thereof shall be reduced to such lower percentage as may be agreed by NGH with the London Stock Exchange as permissble in the context of the Flotation. The final form of each such resolution shall be approved by the Board of the relevant Distributing REC.

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11.3     Each Distributing REC confirms that its board of directors has resolved or will resolve (conditionally upon there having been no relevant material change of circumstances between the date hereof and the date of publication of the REC Circular) to recommend its shareholders to vote in favour of the resolution to be proposed at such extraordinary general meeting and that the REC Circular will contain a statement to this effect.

11.4 Each Distributing REC shall give NGC the opportunity to review prior to despatch those sections of its Circular which contain information relating to NGH, NGC or the Flotation and will consider any comments made thereon by NGC.

11.5 If a REC which is not a Distributing REC (and which does not fall within Sub-clause 11.1(iii) above) determines to declare and pay a specie dividend of some or all of its holding of shares in NGH to be effective on Flotation, the provisions of Sub-clauses 11.2 and 11.4 shall apply as it were named in this Agreement as a Distributing REC. For the avoidance of doubt the foregoing provisions of this Sub-Clause
         11.5 shall not apply to a REC which has been subject to a public takeover which has become or been declared wholly unconditional prior to the date of this Agreement.


12.      The Specie Dividends

         Each Distributing REC undertakes to the other parties, conditionally upon the resolution to be proposed at its extraordinary general meeting having been passed and having become unconditional in accordance with its terms, that it will declare and pay a specie dividend with the effect that not less than the proportion of its holding of shares in NGH on Flotation set opposite its name in Schedule XIV is distributed to its shareholders.


13.      Flotation not effective

         In the event that the Flotation does not become effective before the Long Stop Date:

         (a) NGH undertakes to the RECs to convene an extraordinary general meeting to take place within 25 days of the Long Stop Date at which an ordinary resolution will be proposed which will provide that the directors of NGH shall cease to be its directors and a new NGH Board shall be appointed, consisting of 12 persons, each of whom shall have been nominated by a different REC; and

         (b) each of the RECs undertakes to notify NGH within 5 days of the Long Stop Date of the identity of the person nominated by it to be a director of NGH and to vote in favour of the resolutions referred to in Sub-clause 13(a).




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14.      Customer Discount

         Subject to Flotation becoming effective and to receipt of its share of the NGH Interim Dividend, the NGH Special Dividend, the NGH Second Dividend and the NGH Rights Dividend, each of the RECs undertakes to each of the other RECs that it will grant the Customer Discount in the manner set out in Schedule X; provided that nothing in this Clause 14 shall prevent a REC from granting the Customer Discount to customers who are not Eligible Customers (as defined in Schedule X) as well as to Eligible Customers..If Flotation has not become effective by 31st December 1995, the Record Date for the purposes of Schedule X shall be 4 February 1996.


15.      Other undertakings by the RECs

15.1 Each of the RECs undertakes to NGH that, save for any permitted disposal, it has not made any decision to sell all or any part of its holding of shares in NGH (where the context so allows, as increased by the matters provided for in the NGH EGM Circular and the Rights Issue Circular) on or prior to Flotation and that it will not make any such decision prior to Flotation (or until the date on which it becomes clear that Flotation cannot occur by the Long Stop Date). For the avoidance of doubt, there shall be no breach of this undertaking solely by reason of the provisions in the NGG Articles to be adopted on Flotation.

15.2     For the purposes of Sub-clause 15.1, a permitted disposal shall be:-

          (a) a dividend in specie of shares in NGH by a REC to its shareholders becoming effective on or after Flotation;

          (b) disposals forming part of arrangements to compensate holders of options in the REC for the loss of value consequent upon any such dividend in specie as is contemplated in Clause 12;

          (c) the disposal of any aggregated fractional entitlements following any such dividend in specie as is contemplated in Clause 12;

          (d) intra-group transfers or sales (including, without limitation, a dividend in specie) on or after Flotation;

          (e) a disposal by Manweb plc (or any transferee thereof under (d) above) pursuant to the undertaking to dispose of such shares given by Scottish Power plc to the Secretary of State.

15.3 Each of the RECs confirms to NGH, NGC and to the other RECs that the section headed "Intentions of the RECs" in the Announcement contains a correct statement of its intentions as at the date of this Agreement with regard to its shareholding in NGH.

         Each of the RECs undertakes to inform Kleinwort Benson (on behalf of NGH and NGC) as soon as is reasonably practicable of any change in this intention prior to the date on which the Flotation becomes effective.

15.4 Each of the RECs and NGH undertake to each other and to NGC that they will not withdraw or revoke the existing consortium elections so long as the same remain relevant to the payment of dividends by NGH contemplated in this Agreement.


16.      Cost Sharing

16.1     Save as otherwise set out in this Agreement

16.2 NGC undertakes to the RECs to pay to Eastern Group plc (on behalf of the RECs) or to the adviser concerned the proportion (as set out in column 2 of Schedule XIV opposite the name of the relevant adviser set out in column 1 of that Schedule) of the fees (including disbursements and value added tax) of each of the advisers to the RECs whose names are set out in column 1 of Schedule XIV arising in relation to, or in preparation for, or in contemplation of or incidental to, the Flotation and the matters contemplated by this Agreement.

16.3 Eastern Group plc shall provide to NGC copies of the relevant invoices in relation to the fees to be shared pursuant to Sub-clause 16.2. NGC's obligation to make payments in respect of Ernst & Young's fees is subject to having first received evidence reasonably satisfactory to it that such costs have been properly incurred.


17.      Waiver

         Each REC hereby releases and discharges each other REC and the directors and employees of such RECs from any and all actions, proceedings, claims, demands or other liabilities whatsoever in relation to liabilities arising in connection with or out of the preparation and approval of the Listing Particulars and Summary Particulars.


18.      Announcements

18.1 NGH undertakes to issue an announcement in the form set out in Schedule IX as soon as practicable following the signature by all parties of this Agreement. NGC shall be entitled to issue an announcement in substantially similar terms to comply with its obligations under the rules of the London Stock Exchange.

18.2 Each of the Distributing RECs undertakes to NGH and to the other Distributing RECs that any announcement it makes following the signature of this Agreement shall, insofar as it relates to the Flotation or to the other matters provided for in this Agreement, be based on the pro forma REC announcement set out in Schedule IX.

18.3 If any Distributing REC intends to make an announcement following the signature of this Agreement which, insofar as it relates to NGH, NGC, the Flotation or to the other matters provided for in this Agreement, differs in any significant respect from such pro forma, or if any REC which is not a Distributing REC intends to make such an announcement, it shall consult with Kleinwort Benson prior to the making of such announcement.

18.4 Each party will use all reasonable endeavours not to issue any further public announcements or other public statement or advertisement prior to Flotation which contains information relating to NGH or NGC which is material to the Flotation or which may be relevant to effecting Flotation within the Timetable without first having consulted Kleinwort Benson.

18.5 In relation to any consultation with Kleinwort Benson pursuant to Sub-clauses 18.3 and 18.4, the party obliged to so consult shall, unless it shall consider that to do so would put it in breach of any statutory or regulatory requirement binding upon it or a member of its parent company's group, or in breach of the requirements of the London Stock Exchange or of the City Code on Takeovers and Mergers, comply with all reasonable requests from Kleinwort Benson in relation to the contents, timing or distribution of such announcement, statement or advertisement.


19.      NGC Option Schemes

         NGH undertakes to the RECs that it will seek to agree with the Inland Revenue that the Adjustments to be made to subsisting options granted under the NGC savings related share option scheme and the NGC executive share option scheme will be calculated on the basis set out in Schedule
         XII. No adjustments will be made on terms that would be materially more advantageous to the optionholders than the terms contemplated in
         Schedule XII without the prior approval of the NGH Board (if approved prior to the NGH EGM) or of the REC Oversight Committee (if approved after the NGH EGM).


20.      Variations

20.1 Save as set out in Sub-clauses 20.2, 20.3 and 20.4, variations to this Agreement shall not be effected save by means of an instrument executed on behalf of all the parties.

20.2 Alterations to the Timetable may be effected by notice from Kleinwort Benson provided that no such alteration has the effect of altering the process described in Appendix II of the NGH EGM Circular or of causing the Flotation to take place after the Long Stop Date. In the event of any such alteration to the Timetable dates specified elsewhere in this Agreement shall be deemed to be amended to conform to such alteration.

20.3 Each of the RECs and NGH authorises Herbert Smith to consent on their behalf to minor changes or corrections to any of the documents of which drafts or proofs are set out in the Schedules.

20.4 The parties recognise that all cash dividends referred to in this Agreement will be declared as an amount per share which will be calculated, so far as is practicable, so as to result in the total dividend paid being equal to the total amount for such dividend specified in this Agreement. Any minor variation between the actual total dividend paid and the total specified in this Agreement as a result of rounding or as a result of calculating such amount per share shall not constitute a variation of this Agreement for the purposes of Sub-clause 20.1.


21.      Good Faith

         Each of the parties undertakes to each of the other parties to act in good faith and to take all reasonable steps to ensure a successful Flotation in accordance with the Timetable.


22.      Force Majeure

22.1 If at any time prior to the publication of the Listing Particulars, NGC becomes aware of any event or change in circumstances (which was not known to the NGC Board at the date hereof) which is so significant that it would, notwithstanding compliance by NGC with its obligations pursuant to Clause 21, prevent it from fulfilling or make it unlawful to fulfil any of its obligations under this Agreement, it shall forthwith notify the other parties of such circumstance. If no variation to this Agreement (having regard to Clause 21) is agreed pursuant to Sub-clause 20.1 within 5 business days of such notification NGC may terminate this Agreement (subject to Sub-clause 22.5 by notice to the other parties without further liability whatsoever to those parties.

22.2 If at any time prior to the date on which the extraordinary general meetings of the Distributing RECs are to be held (as contemplated in Sub-clause 11.1(b)) there shall be announced by the Government, Inland Revenue, Office of Electricity Regulation or some other competent authority an actual or proposed change in the legislative, regulatory or taxation treatment of the RECs generally (an "Adverse Announcement"), which change may result in a significant adverse financial consequence for the RECs, RECs together holding a majority in number of the NGH shares may terminate this Agreement (subject to Sub-clause 22.5) by notice to the other parties within 10 business days of the Adverse Announcement without further liability whatsoever to those parties. Upon an Adverse Announcement NGC and NGH shall be entitled to defer performance of any of their respective obligations under this Agreement until they are satisfied that this Agreement will not be terminated as a result of such Adverse Announcement.

22.3 The obligations of NGC under Sub-clauses 6 and 7.1 and the obligations of NGH under Sub-clauses 6, 7.2, 8.1 and 9.1(a) and (b) (each such obligation being "Relevant Obligation") shall be conditional upon each of the RECs having complied in all respects material to the Flotation with the obligations undertaken by it under this Agreement (insofar as the same fall to be performed under the terms of this Agreement prior to the time of performance of the Relevant Obligation). If such condition is not fulfilled at the time otherwise provided for performance by NGC or NGH of a Relevant Obligation, NGC or NGH (as the case may be) shall be entitled without prejudice to any other rights it may have whether under this Agreement or otherwise to waive the condition or (if such default is capable of rectification without having a material adverse effect on the Flotation) to require the REC in default to rectify such default and, pending such rectification, to defer performance of the Relevant Obligation. If such default is not rectified within 3 business days of notification or, if earlier, by 21st January, 1996, or if the default is incapable of rectification without a material adverse effect on Flotation, NGC or NGH (as the case may be) may forthwith terminate this Agreement (subject to Sub-clause 22.5) by notice to the other parties without further liability whatsoever to those parties.

22.4 In the event that the Agreement is terminated pursuant to Sub-clauses 22.1, 22.2 or 22.3 the Flotation shall not proceed and the parties shall use all reasonable endeavours to agree the form of each announcement to be issued in respect of such termination. If the Agreement is terminated pursuant to Sub-clause 22.2, NGH undertakes to the RECs to withdraw forthwith any application for listing which may have been made.

22.5 The termination of this Agreement under Sub-clauses 22.1, 22.2 or 22.3 shall be without prejudice to the provisions of Clause 13 (Flotation not effective), Clause 16 (Cost Sharing) and Sub-clause 22.4, which shall continue to have effect and to any liability for antecedent breaches.

22.6 In Sub-clause 22.1, references to NGC shall include references to NGH with effect from the date on which the appointment of the NGC Board to the NGH Board becomes effective.


23.      Notices

23.1 Any notice required to be given under this Agreement may be served personally or by prepaid registered or recorded delivery letter or by telex or facsimile addressed to the relevant party at its address stated on the first page of this Agreement and marked for the attention of the person described alongside that party below or at the relevant number set out below or at such other address or number as it may have notified to the other for this purpose:

                                                        Facsimile No.
 EASTERN GROUP plc
 For the attention of
 The Company Secretary                          01473 553002


 EAST MIDLANDS ELECTRICITY plc
 For the attention of
 The Company Secretary                          0115 967 0459


 LONDON ELECTRICITY plc
 For the attention of
 The Company Secretary                          0171 331 3424


 MANWEB plc
 For the attention of
 Ian Russell                                    0141 6364578


 MIDLANDS ELECTRICITY plc
 For the attention of
 The Company Secretary                          0121 423 1907


 NORTHERN ELECTRIC plc
 For the attention of
 Valerie Giles                                  0191 210 2409


 NORWEB plc
 For the attention of
 Peter Rothwell                                 0161 875 7211

SEEBOARD plc
For the attention of
The Company Secretary                          01293 657 325


SOUTHERN ELECTRIC plc
For the attention of
The Company Secretary                          01628 584 408


SOUTH WALES ELECTRICITY plc
For the attention of
The Company Secretary                          01222 773 880


SOUTH WESTERN ELECTRICITY plc
For the attention of
The Company Secretary                          01454 617 702


YORKSHIRE ELECTRICITY GROUP plc
For the attention of
Roger Dickinson                                0113 289 5926


THE NATIONAL GRID HOLDING plc
For the attention)Notices given before
of Hugh Hamilton )Memorandum of Understanding  0121 423 1907

For the attention)Notices given after
of David Jones   )Memorandum of Understanding  01203 423026
                 )takes effect


THE NATIONAL GRID COMPANY plc
For the attention of
David Jones                                    01203 423026


23.2 Any notice so given by letter shall be deemed to have been served 48 hours after the same shall have been posted and any notice given by facsimile shall be deemed to have been served upon receipt of a facsimile receipt form indicating satisfactory receipt by the receiving machine, and in proving such service it shall be sufficient to prove, in the case of a letter, it was properly addressed, and in the case of a facsimile by producing the relevant facsimile receipt form.

23.3 Any notification to the REC Review Committee under Clause 9 shall be sent to Kleinwort Benson Limited, P O Box 560, 20 Fenchurch Street, London EC3P 3DB (fax no. 0171 929 2676) for the attention of Andrew Smith-Maxell/Rita Theil.


24.      RTPA

         To the extent that any provision of this Agreement, or of any other arrangement of which it forms part, is a restriction or information provision for the purposes of the Restrictive Trade Practices Act 1976 ("RTPA") by virtue of which this Agreement or any such agreement is registrable under the RTPA, no such restriction or provision shall take effect until the day after particulars of this Agreement or, as the case may be, that arrangement, have been furnished to the Director General of Fair Trading in accordance with the RTPA.


25.      Governing Law and Jurisdiction

         This Agreement shall be governed by, and construed in accordance with, English law and the High Court of Justice in England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning this Agreement.

THIS AGREEMENT has been signed by the duly authorised representatives of the parties the day and year first before written.


Signed by JOHN DEVANEY           )
for and on behalf of             )        /s/ John Devaney
EASTERN GROUP plc                )



Signed by ROBERT DAVIES          )
for and on behalf of             )        /s/ Robert Davies
EAST MIDLANDS ELECTRICITY plc    )



Signed by ALAN TOWERS            )
for and on behalf of             )        /s/ Alan Towers
LONDON ELECTRICITY plc           )

Signed by IAN RUSSELL            )
for and on behalf of             )        /s/ Ian Russell
MANWEB plc                       )



Signed by PETER CHAPMAN          )
for and on behalf of             )        /s/ Peter Chapman
MIDLANDS ELECTRICITY plc         )



Signed by JOHN EDWARDS           )
for and on behalf of             )        /s/ John Edwards
NORTHERN ELECTRIC plc            )



Signed by KENNETH HARVEY         )
for and on behalf of             )        /s/ Kenneth Harvey
NORWEB plc                       )



Signed by MICHAEL PAVIA          )
for and on behalf of             )        /s/ Michael Pavia
SEEBOARD plc                     )



Signed by HENRY CASLEY           )
for and on behalf of             )        /s/ Henry Casley
SOUTHERN ELECTRIC plc            )



Signed by WYNFORD EVANS          )
for and on behalf of             )        /s/ Wynford Evans
SOUTH WALES ELECTRICITY plc      )

Signed by JOHN SEED              )
for and on behalf of             )        /s/ John Seed
SOUTH WESTERN ELECTRICITY plc    )



Signed by ROGER DICKINSON        )
for and on behalf of             )        /s/ Roger Dickinson
YORKSHIRE ELECTRICITY GROUP plc  )



Signed by K. G. HARVEY           )
for and on behalf of             )        /s/ K.G. Harvey
THE NATIONAL GRID HOLDING plc    )



Signed by D. H. JONES            )
for and on behalf of             )        /s/ D.H. Jones
THE NATIONAL GRID COMPANY plc    )